AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1999
                                                      REGISTRATION NO. 333-90997

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                AMENDMENT NO. 1
                                       to
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------
                              UNITEDGLOBALCOM, INC.
                            (Exact name of registrant
                          as specified in its charter)

          DELAWARE                                        84-1116217
  (State of Incorporation                               (I.R.S. Employer
       of Registrant)                                Identification Number)

                                -----------------

                     4643 SOUTH ULSTER STREET, SUITE 1300
                            DENVER, COLORADO 80237
                                (303) 770-4001
(Address, Including Zip Code and Telephone Number, Including Area Code, of
                      Registrant's Principal Executive Office)

                                MICHAEL T. FRIES
                                    PRESIDENT
                              UNITEDGLOBALCOM, INC.
                      4643 SOUTH ULSTER STREET, SUITE 1300
                             DENVER, COLORADO 80237
                                 (303) 770-4001
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                                -----------------

                                   COPIES TO:

                              GARTH B. JENSEN, ESQ.
                            HOLME ROBERTS & OWEN LLP
                         1700 LINCOLN STREET, SUITE 4100
                             DENVER, COLORADO 80203
                                 (303) 861-7000

                                -----------------

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities

Act registration statement number of earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. / /

                                -----------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

[OBJECT OMITTED]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not an offer to buy these securities +
+in any state where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Prospectus subject to completion,
November 16, 1999

                              UNITEDGLOBALCOM, INC.

                                     [LOGO]

                                 $1,200,000,000

 -------------------------------------------------------------------------------

     The following are types of securities that we may offer and sell under this prospectus:

     - common stock (which may include shares being sold by certain of our stockholders)

     - debt securities

     - preferred stock

     We may offer these securities separately or as units which may include other securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

     -  Maturity                    -  Redemption terms
     -  Interest rate               -  Listing on a securities exchange
     -  Sinking fund terms          -  Amount payable at maturity
     -  Currency of payments        -  Restrictive covenants
     -  Requirements to repurchase
         the securities

 -------------------------------------------------------------------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
 -------------------------------------------------------------------------------

     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

___________, 1999

                                Table of Contents

                                                                           Page

UnitedGlobalCom, Inc.                                                          3
Use of Proceeds                                                                3
Ratio of Earnings to Fixed Charges                                             4
Description of Capital Stock                                                   5
Description of the Debt Securities                                             8
Book-Entry Issuance                                                           13
Selling Stockholders                                                          15
Plan of Distribution                                                          15
Legal Matters                                                                 17
Experts                                                                       17
Where You Can Find More Information                                           19
Incorporation of Certain Documents by Reference                               20



                                -----------------

                              UnitedGlobalCom, Inc.

         We are a leading broadband communications provider outside the United States. We provide multi-channel television services in 22 countries worldwide and telephone and Internet/data services in a growing number of our international markets. Our operations are grouped into three major geographic regions: Europe, Asia/Pacific and Latin America. Our European operations are held through our approximately 55.1% owned, publicly traded subsidiary, United Pan-Europe Communications N.V., which is the largest pan-European broadband communications provider (multi-channel television, telephone and Internet/data) in terms of numbers of subscribers. Our primary Asia/Pacific operations are primarily held through our approximately 75.5% owned, publicly traded subsidiary, Austar United, which owns the largest provider of multi-channel television services in regional Australia, various Australian programming interests and the only full service provider of broadband communications in New Zealand. Our primary Latin American operation is VTR Hipercable S.A., Chile's largest multi-channel television provider and a growing provider of telephone services.

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001

                                 Use of Proceeds

         Except as may otherwise be described in the prospectus supplement relating to an offering of securities, we will use the net proceeds from the sale of the securities offered under this prospectus and the prospectus supplement for possible repurchases or pay-down of our outstanding securities or debt and for general corporate purposes, including working capital, acquisitions and other business opportunities. Pending application of the proceeds, we may invest the proceeds in short-term, interest-bearing investments. We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of the offering and will describe the allocation in the related prospectus supplement. We will not receive any of the proceeds from the sale of common stock by any selling stockholders.

Ratio of Combined Fixed Charges and Preferred Stock Dividends (000's)

                                      For the Year   For the Year   For the Year  For the Year      For the Ten      For the Nine
                                          Ended          Ended          Ended         Ended        Months Ended      Months Ended
                                      February 28,   February 29,   February 28,  February 28,     December 31,     September 30,
                                          1995           1996           1997          1998             1998              1999
                                      ------------   -----------   --------------- -----------     ------------     -------------
Income (loss) from continuing
  operations before other items.......   (25,583)     (43,757)        (95,608)      (196,364)      (492,776)         603,856
Fixed charges and preferred stock
  dividends:
Interest, whether expensed or
  capitalized.........................     9,328       36,045          79,659        124,288        163,227          234,712
Preferred stock dividend requirements.         -          232           1,221          1,271          1,623            9,126
                                      -------------  ------------     ---------   -----------   -------------      ---------
Total fixed charges and preferred
  stock dividends.....................     9,328       36,277          80,880        125,559        164,850          243,838

Adjusted earnings (losses)............   (16,255)      (7,480)        (14,728)       (70,805)      (327,926)         847,694
Fixed charges and preferred
  stock dividends.....................     9,328       36,277          80,880        125,559        164,850          243,838
                                      -------------  ------------     ---------   -----------   -------------      ---------
Ratio of earnings to fixed charges
  and preferred stock dividends.......         -            -               -              -              -             3.48
Dollar amount of coverage deficiency..   (25,583)     (43,757)        (95,608)      (196,364)      (492,776)               -
                                      -------------  ------------     ---------   -----------   -------------      ---------

                          Description of Capital Stock

Our authorized capital stock consists of:

         o     210,000,000 shares of Class A common stock,
         o     30,000,000 shares of Class B common stock and
         o 3,000,000 shares of preferred stock, all $0.01 par value per share.

As of November 2, 1999, there were outstanding:

         o     34,557,799 shares of Class A common stock,
         o     9,661,970 shares of Class B common stock,
         o 116,185 shares of Series B convertible preferred stock, Series B and
         o     425,000 shares of Series C convertible preferred stock.

On November 11, 1999, we announced a two-for-one stock split of our Class A common stock and Class B common stock.

Common Stock

Our Class A common stock and Class B common stock are identical, except that:

         o each share of Class A common stock entitles the holder to one vote, and each share of Class B common stock entitles the holder to ten votes, on each matter to be voted on by our stockholders and

         o each share of Class B common stock is convertible at the option of the holder into one share of Class A common stock. Class A common stock is not convertible into Class B common stock.

Holders of the Class A common stock and the Class B common stock vote as one class on all matters, including the election of directors, to be voted on by our stockholders, with certain exceptions specified by the Delaware General Corporation Law. Holders of the Class B common stock have the power to control all matters requiring approval of our stockholders voting as a single class.

Holders of the Class A common stock and Class B common stock are entitled to receive any dividends that are declared by our Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of Class A common stock and Class B common stock are entitled to share in all assets available for distribution to holders of common stock. Holders of Class A common stock and Class B common stock have no preemptive rights. Our Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock will be made at the same time.

         We have appointed ChaseMellon Shareholder Services as the transfer agent and registrar for the Class A common stock.

Preferred Stock

Our Series B preferred stock has an initial liquidation value of $212.50 per share. The preference increases at a rate of 6.5% per annum, compounded quarterly, and was $229.23 per share at October 31, 1999. Each share of Series B preferred stock is convertible into the number of shares of Class A common stock equal to the liquidation value at the time of conversion divided by $21.50. We are required to redeem our Series B preferred stock on June 30, 2008.

Our Series C preferred stock has a liquidation value of $1,000 per share. Each share of Series C preferred stock is convertible at any time at the option of the holder into the number of shares of Class A common stock equal to the liquidation value divided by $84.30 (subject to adjustment). The Series C preferred stock is evidenced by depositary shres, each representing 1/20th of a shares of Series C preferred stock. The purchasers of the Series C preferred stock deposited $29.8 million into an account from which the holders will be entitled to quarterly payments in an amount equal to $17.50 per preferred share commencing on September 30, 1999 through June 30, 2000, in cash or Class A common stock at our option. We have the right to require conversion or after December 31, 2000 if the closing price of our Class A common stock has equaled or exceeded 150% of the conversion price for at least 20 of 30 consecutive trading days or after June 30, 2002 if the closing price has equaled or exceeded 130% of the conversion price for at least 20 of 30 consecutive trading days. We have the option to redeem our Series C preferred stock on or after June 30, 2002.

We are authorized to issue 3,000,000 shares of preferred stock, of which 541,185 shares are issued and outstanding as of November 15, 1999. Our board of directors is authorized, without any further action by the stockholders, to determine the following for any unissued series of preferred stock:

         o         voting rights,
         o         dividend rights,
         o         dividend rates,
         o         liquidation  preferences,
         o         redemption provisions,
         o         sinking fund terms,
         o         conversion or exchange rights,
         o         the number of shares in the series and
         o         other rights, preferences, privileges and restrictions and

In addition, the preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders. We have no current plans to issue any preferred shares other than the Series B and Series C preferred stock currently outstanding.

Certificate of Incorporation and Bylaws

         The provisions of our certificate of incorporation and bylaws summarized below may have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

         Our certificate of incorporation or bylaws provide:

         o that directors can be removed from office only for cause and only with the approval of 80% of the votes of outstanding shares of stock entitled to vote in the election of directors,

         o for a classified board of directors, with each class containing as nearly as possible one-third of the number of directors on the board and the members of each class serving for three-year terms,

         o that vacancies on the board of directors may be filled only by the remaining directors,

         o that the stockholders may take action only at an annual or special meeting of stockholders, and not by written consent of the stockholders,

         o that special meetings of stockholders generally can be called only by the board of directorsr,

         o that our stockholders may adopt, amend or repeal Bylaws only with the approval of holders of at least 80% of the voting power, and

        o for an advance notice procedure for the nomination, other than by the board of directors or a committee of the board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, we must receive notice of intent to nominate a director or raise business at meetings not less than 30 nor more than 60 days before the meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The affirmative vote of the holders of at least 80% of the voting power is required to amend or repeal these provisions or to provide for cumulative voting.

Delaware General Corporation Law, Section 203

         We are subject to Section 203 of the Delaware General Corporation Law, which limits the ability of a publicly held Delaware corporation to consummate a "business combination" with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

         o before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

         o upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain shares held by employee stock plans); or

         o following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

An "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, owned) 15% or more of a corporation's outstanding voting stock.

For purposes of Section 203, the term "business combination" is defined broadly to include:

         o     mergers with or caused by the interested stockholder;

         o sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock;

         o the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or other transactions that do not increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or

         o receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

                       Description of the Debt Securities

         The debt securities will be our direct, unsecured or secured obligations and may be senior debt securities, senior subordinated debt securities or junior subordinated debt securities. The total amount of additional debt securities that we may issue is limited by covenants in our existing debt instruments.

         The debt securities will be issued under one or more indentures in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939.

         We may issue the debt securities in one or more series. Specific terms of each series of debt securities will be contained in resolutions of our board of directors or in a supplemental indenture. The specific terms will be described in a prospectus supplement.

         All debt securities of one series need not be issued at the same time and, unless otherwise provided in the prospectus supplement, we may issue additional debt securities of the series without the consent of the holders.

         The specific terms of the debt securities may include any of the following:

     o the title of the debt securities and whether the debt securities are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

     o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

     o    the price at which the debt securities will be issued;

     o any right of the holders to convert the debt securities into stock, including the initial conversion price and rate and the conversion period and any limitations on the transferability of the stock received on conversion;

     o the dates on which the principal of the debt securities will be payable;

     o    the interest rates, which may be fixed or variable;

     o the dates from which any interest will accrue, the dates on which the interest will be payable, the record dates for the interest payments, the persons to whom the interest will be payable, and the manner of calculating interest;

     o any right of ours to extend the dates on which principal or interest will be payable;

     o    the currency or currencies of payment of principal or interest;

     o the terms applicable to any debt securities issued at a discount from their stated principal amount;

     o the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

     o if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which such debt securities are stated to be payable, the manner in which such amounts are determined and the calculation agent, if any, with respect thereto;

     o the places where the principal and any interest will be payable, where the debt securities may be surrendered for registration of transfer and where notices to us regarding the debt securities and the indenture may be served;

     o any right of ours to elect to redeem the debt securities, including the redemption prices and redemption periods;

     o any obligation of ours to redeem the debt securities under any sinking fund or similar provision or at the option of a holder, including the redemption prices and redemption periods;

     o the events that would cause us to be in default and the consequences of default; and

     o    any discharge and release provisions of the indenture.

         The debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount to be payable on acceleration of the maturity. In that case, all material U.S. federal income tax, accounting and other considerations applicable to the securities will be described in the prospectus supplement.

         Except as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur debt or that would protect holders of debt securities in the event of a change of control of us. The prospectus supplement will contain information with respect to any changes to the events of default that are described below.

         Covenants

         The prospectus supplement will describe any material covenants of a series of debt securities.

         Merger or Sale

         We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless:

o        we will be the continuing corporation or

o the successor corporation or person to which our assets are transferred or leased is a U.S. corporation and assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect the transaction unless immediately after, no Event of Default shall have occurred and be continuing. Subject to certain exceptions, when the person to which our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture.

         This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

         Events of Default

         The prospectus supplement and each indenture will describe the events that would cause us to be in default and the consequences of default, including the following:

     o failure to pay interest for 30 days after the date payment is due and payable. A valid extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

     o failure to pay principal or any premium on a debt security when due, either at maturity, on any redemption, by declaration or otherwise;

     o    failure to make sinking fund payments when due;

     o failure to perform any other covenant for 90 days after notice that performance was required; and

     o    our bankruptcy, insolvency or reorganization.

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment with respect to any series of debt securities shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series may declare the entire principal of all the debt securities of the series to be due and payable immediately. If an event of default involving certain events in bankruptcy, insolvency or reorganization of us or another event of default under a particular series of debt securities shall have occurred and be continuing, the trustee or the holders of not less than 25% in the aggregate principal amount of each affected series of debt securities may declare the entire principal amount of their respective debt securities to be due and payable immediately. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the debt securities of a series may rescind and annul any such declarations and consequences with respect to such series.

         The indenture imposes limitations on suits brought by holders of debt securities against us. No holder of debt securities of any series may institute any action against us under the indenture, except actions for payment of overdue principal, premium, if any, or interest, unless:

     o such holder has previously given to the trustee written notice of default and continuance of such default,

     o the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action,

     o the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing such action,

     o the trustee has not instituted the action within 60 days of the request and

     o the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

         We will be required to file annually with the trustee a certificate, signed by one of our officers stating whether or not such officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

         Discharge, Defeasance and Covenant Defeasance

         We can discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year or are scheduled for redemption within one year. The discharge may be affected by our irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, on redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

         Unless otherwise provided in the prospectus supplement, we may also discharge our obligations to holders of any series of debt securities at any time ("defeasance"). We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants imposed by the series of debt securities and certain provisions of the indenture, and we may omit to comply with the covenants without creating an event of default ("covenant defeasance"). Defeasance and covenant defeasance may be effected only if:

     o we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity or on redemption the principal, premium, if any, and interest on all outstanding debt securities of such series;

     o we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on such series of debt securities and

     o in the case of subordinated debt securities, no event or condition shall exist that, under the subordination provisions applicable to such series, would prevent us from making payments of principal of, premium, if any, and interest on any of the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

         Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

         Modification of the Indenture

         The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

     o        secure any debt securities,

     o evidence the assumption by a successor corporation of our obligations,

     o add covenants for the protection of the holders of debt securities,

     o        cure any ambiguity or correct any inconsistency in the indenture,

     o        establish the forms or terms of debt securities of any series and

     o evidence and provide for the acceptance of appointment by a successor trustee.


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




         The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of such debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

     o    extend the final maturity of any debt security;

     o    reduce the principal amount or premium, if any;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal (other than as otherwise may be provided with respect to such series), premium, if any, or interest is payable;

     o reduce the amount of the principal of any debt security issued with an original issue discount that is payable on acceleration or provable in bankruptcy;

     o alter certain provisions of the Indenture relating to the debt securities not denominated in U.S. dollars;

     o impair the right to institute suit for the enforcement of any payment on any debt security when due; or

     o reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

         No Individual Liability of Incorporators, Shareholders, Officers or Directors

         The indenture provides that no incorporator and no past, present or future shareholder, officer or director, of UGC or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

         Governing Law

         The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

         Subordination

         The prospectus supplement will describe any subordination provisions and will define the senior debt to which the debt securities may be subordinated and will set forth the approximate amount of senior debt outstanding as of the end of UGC's most recent fiscal quarter.

                               Book-Entry Issuance

         Unless otherwise specified in the applicable prospectus supplement, DTC will act as depositary for securities issued in the form of global securities. The securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global securities will be issued for the securities representing in the aggregate the total number of the securities, and will be deposited with or on behalf of DTC.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or through others. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial ownership interest of each actual purchaser of each security is in turn recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if use of the book-entry system for the securities is discontinued.

         DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         DTC delivers notices and other communications to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners under arrangements among them, subject to any statutory or regulatory requirements.

         Redemption notices will be sent to Cede & Co. as the registered holder of securities issued in the form of global securities. If less than all of a series of the securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

         Although voting with respect to securities issued in the form of global securities is limited to the holders of record of the securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

         Payments for securities issued in the form of global securities will be made by the issuer of the securities to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements. Payments to DTC are the responsibility of the issuer of the securities, disbursements of the payments to direct participants are the responsibility of DTC, and disbursements of the payments to the beneficial owners are the responsibility of direct and indirect participants.

         DTC may discontinue providing its services as depository with respect to any securities at any time by giving reasonable notice to the issuer of the securities. In the event that a successor depositary is not obtained, individual security certificates representing the securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their operations.

                              Selling Stockholders

Some of the shares of common stock being offered by this prospectus may be offered by certain selling stockholders, including our officers or directors. Identification of any such selling stockholder will be made in the applicable prospectus supplement.

                              Plan of Distribution

         We (and with respect to shares of common stock, the selling stockholders) may sell any of the securities being offered in any one or more of the following ways from time to time:

     o        through agents;

     o        to or through underwriters;

     o        through dealers; and

     o        directly by us.

         The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         Offers to purchase securities may be solicited by agents designated by us. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment. The agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with underwriters at the time an agreement for the sale is reached. In that case, the names of the specific managing underwriter or underwriters, as well as any other underwriters, the amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the securities. The underwriters will acquire securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.

         We may grant to the underwriters options to purchase additional securities to cover any over-allotments at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in the prospectus supplement.

         If a dealer is used in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

         Offers to purchase securities may be solicited directly by us and may be sold by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of the sales will be described in the prospectus supplement.

         If described in the prospectus supplement, securities may also be offered and sold, in connection with a remarketing on their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and its compensation and the terms of any agreement with us will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

         If described in the prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities under delayed delivery contracts accepted by us.

         Agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution for payments that the agents, underwriters, dealers and remarketing firms may be required to make.

         Each series of securities will be a new issue. Other than the Class A common stock, which trades on the Nasdaq National Market(sm), new securities will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

         Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                  Legal Matters

         The validity of the common stock and the preferred stock and the status of the debt securities as our binding obligations will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado. Certain legal matters will be passed on for any underwriters, agents and dealers by underwriters' counsel. We will identify in a prospectus supplement underwriters' counsel and the legal matters that underwriters' counsel will pass on for any underwriters.

                                     Experts

         Our consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement from our Transition Report on Form 10-K for the ten months ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of United International Properties, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement from our Transition Report on Form 10-K for the ten months ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. In that report, that firm states that with respect to the year ended February 28, 1998, it did not audit the financial statements of Tele Cable de Morelos S.A. de C .V. and related companies ("Megapo"), as of and for the year ended December 31, 1997, an investment that is reflected in its consolidated financial statements using the equity method of accounting. Instead its report with respect to Megapo is based on the report of other auditors (Galaz, Gomez Morfin, Chavero, Yamazaki S.C.). The reports referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports.

         The consolidated financial statements of UIH Europe, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement from our Transition Report on Form 10-K for the ten months ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of United Telekabel Holding N.V. as of December 31, 1998 and for the period from August 6, 1998 (inception) to December 31, 1998 incorporated by reference in this prospectus and elsewhere in the registration statement from our Transition Report on Form 10-K for the ten months ended December 31, 1998 have been audited by Arthur Andersen, independent auditors, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of N.V. TeleKabel Beheer as of December 31, 1998 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement from our Form 8-K dated June 28, 1999, have been audited by Arthur Andersen, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of A2000 Holding N.V. incorporated by reference in this prospectus and elsewhere in the registration statement from our Form 8-K dated June 28, 1999, have been audited by Arthur Andersen, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of Kabel Plus a.s. and subsidiaries as of December 31, 1998 incorporated by reference in this prospectus and elsewhere in the registration statement from our Form 8-K dated June 28, 1999, have been audited by Arthur Andersen s.r.o., independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of N.V. TeleKabel Beheer as of December 31, 1997 and 1996, and for the two years ended December 31, 1997 and 1996, and for the period from August 22, 1995 (date of incorporation) until December 31, 1995 incorporated by reference in this prospectus and elsewhere in the registration statement from our Form 8-K/A-1 dated February 17, 1999, have been audited by PricewaterhouseCoopers N.V., independent accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of @Entertainment, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement from our Form 8-K dated June 28, 1999 and Form 8-K/A-1 dated July 30, 1999, have been audited by KPMG, independent auditors, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                       Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza, Room 10024                          Seven World Trade Center,
450 Fifth Street, N.W. Street                        Suite 1300
Washington, D.C. 20549                               New York, New York 10048

                               Citicorp Center
                               500 West Madison Street
                               Suite 1400
                               Chicago, Illinois 60661

         You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

         The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us that file electronically with the SEC. The address of that site is http://www.sec.gov. Our Class A common stock is traded on the Nasdaq National Market(sm), and copies of reports, proxy statements and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                 Incorporation of Certain Documents by Reference

         We have filed the following documents with the SEC (File No. 0-21974) and these documents are incorporated in this prospectus by reference and made a part hereof.

         o Our Transition Report on Form 10-K for the ten months ended December 31, 1998 (as amended by Form 10K/A filed June 24,
                  1999).

        o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         o Our Proxy Statement for a special meeting dated June 24, 1999, filed June 21, 1999.

         o Our Proxy Statement for our annual stockholders' meeting dated August 5, 1999, filed August 5, 1999.

         o Our Current Reports on Form 8-K dated February 17, 1999 (as amended by Form 8K/A-1 filed on March 12, 1999), February 24, April 29, June 16, June 28, July 6, July 23, July 30 (as amended by Form 8K/A-1 filed on August 30, 1999), September 7, 1999 and November 12, 1999.

         All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide you without charge upon your written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Any such request should be directed to UnitedGlobalCom, Director of Finance, 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237 (telephone number 303-770-4001).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses payable by UGC in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. UGC will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission Registration Fee..................$ 333,600
Fees and expenses of accountants.....................................   50,000
Fees and expenses of counsel ........................................   50,000
Printing and engraving...............................................   25,000
Miscellaneous........................................................   41,400
Total................................................................$ 500,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of UGC's Certificate of Incorporation and Article VI of UGC's By-laws require UGC to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, investigative, or the action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of UGC or is or was serving at the request of UGC as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

         Article VI of UGC's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), directors of UGC shall not be liable to UGC or any of its stockholders for monetary damages for breach of a fiduciary duty by such director.

         Section 145 of the DGCL authorizes the indemnification of directors and officers against liability incurred by reason of the fact that such person was a director or officer and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending any action seeking to establish such liability if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful. No person shall be entitled to indemnification under the DGCL, however, if such person shall have been adjudged to be liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought determines that despite such adjudication of liability, such person is fairly and reasonably entitled to indemnification.

         The above discussion of our Certificate of Incorporation and By- laws and Section 145 of the Delaware General Corporation Law is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 16.  EXHIBITS.

 EXHIBIT
 NUMBER       EXHIBITS

  1.1+  Form of Underwriting Agreement.

  4.1   Second Restated Certificate of Incorporation of UGC filed June 4,
         1993.(1)

  4.2 Certificate of Amendment to the Certificate of Incorporation dated February 7, 1994.(2)

  4.3 Certificate of Designations with respect to Convertible Preferred Stock, Series A of UGC.(3)

  4.4   Restated Bylaws of UGC.(1)

  4.5   Specimen of Class A Common Stock certificate of UGC.(1)

  4.6+  Form of Certificate for shares of UGC's preferred stock.

  4.7   Form of Indenture by and between UGC and Firstar BankN.A., as trustee.

  5.1 Opinion of Holme Roberts & Owen LLP as to the legality of the issuance of the securities.

 12.1   Computation of ratios of earnings to fixed charges.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (UnitedGlobalCom, Inc.)

 23.2 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.)

 23.3 Consent of Independent Auditors--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Megapo Comunicaciones de Mexico, S.A. de C.V.)

 23.4 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc.)

 23.5 Consent of Independent Public Accountants--Arthur Andersen & Co. (United TeleKabel Holding N.V.)

 23.6 Consent of Independent Public Accountants--Arthur Andersen (A2000 Holding N.V.)

 23.7 Consent of Independent Public Accountants--Arthur Andersen s.r.o. (Kabel Plus a.s.)

 23.8   Consent of Independent Accountants--Arthur Andersen (N.V. TeleKabel
          Beheer)

 23.9 Consent of Independent Accountants--Pricewaterhouse Coopers N.V. (N.V. TeleKabel Beheer)

 23.10  Consent of Independent Auditors--KPMG (@Entertainment, Inc.)

 23.11  The consent of Holme Roberts & Owen LLP is included in Exhibit 5.1.

 24.1   Powers of Attorney.

 25.1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939

--------------
(1) Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 33-61376) filed with the Commission on June 23, 1993.

(2) Incorporated by reference from Form 10-K for the year ended February 28, 1994 (File No. 0-21974).

(3) Incorporated by reference from the Form 8-K dated December 21, 1995 (File No. 0-21974).

+ To be filed by a post-effective amendment to the Registration Statement or incorporated by reference in the event of an offering of the specified securities.

ITEM 17.  UNDERTAKINGS.

     (a)  UGC hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by UGC pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) UGC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of UGC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of UGC pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, UGC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by UGC of expenses incurred or paid by a director, officer or controlling person of UGC in the successful defense of any action, suit or proceeding) is asserted against UGC by such director, officer or controlling person in connection with the securities being registered, UGC will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     UGC hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 18th day of November, 1999.

                                   UnitedGlobalCom, Inc.,
                                        a Delaware corporation

                                    By:  /s/ Michael T. Fries
                                         ------------------------------
                                             Michael T. Fries
                                             President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature
 ---------                                                                      Date

     *
---------------------------------
Gene W. Schneider                        Chairman of the Board and
                                           Chief Executive Officer
                                           (Principal Executive Officer)        November 18, 1999

/s/ Michael T. Fries
---------------------------------        Director                               November 18, 1999
Michael T. Fries

     *
---------------------------------                                               November 18, 1999
Albert M. Carollo                        Director

     *
---------------------------------                                               November 18, 1999
John P. Cole, Jr.                        Director

     *
---------------------------------        Chief Financial Officer
Frederick G. Westerman III                (Principal Financial Officer)         November 18, 1999

     *
---------------------------------        Controller and Vice President
Valerie L. Cover                           (Principal Accounting Officer)       November 18, 1999

     *
---------------------------------                                               November 18, 1999
Lawrence J. DeGeorge                     Director

     *
---------------------------------                                               November 18, 1999
John F. Riordan                          Director


                                                                 II-5





     *
---------------------------------                                               November 18, 1999
Curtis W. Rochelle                       Director

     *
---------------------------------                                               November 18, 1999
Mark L. Schneider                        Director

     *
---------------------------------                                               November 18, 1999
Gregory B. Maffei                        Director

     *
---------------------------------                                               November 18, 1999
John C. Malone                           Director

     *
---------------------------------                                               November 18, 1999
Tina M. Wildes                           Director

*  By:   /s/ Michael T. Fries
      ---------------------------
         Michael T. Fries
         Attorney-in-fact


                                                                 II-6